UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2015 (April 15, 2015)

TRANSOCEAN LTD.
(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Chemin de Blandonnet 1214 Vernier, Geneva Switzerland	CH-1214
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On April 15, 2015, Ian C. Strachan entered into an employment agreement (the "Agreement") with Transocean Ltd. (the "Company"), pursuant to which Mr. Strachan will continue to be employed as the Company's Interim Chief Executive Officer. Pursuant to the terms of the Agreement, Mr. Strachan will receive a gross monthly base salary of $235,000. Mr. Strachan will not participate in the Company's Performance Award and Cash Bonus Plan or the Company's Long-Term Incentive Plans and and he will not be eligible to receive expatriate allowances. The Agreement specifies that the compensation Mr. Strachan receives in his capacity as current Chairman of the Company's Board of Directors shall not be impacted by the compensation he will receive as Interim Chief Executive Officer.

The foregoing description of the Agreement is not complete and is qualified by reference to the complete Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

The exhibit to this report filed pursuant to item 9.01 is as follows:

Exhibit No.	Description

10.1	Employment Agreement between Transocean Ltd. and Ian C. Strachan dated April 15, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2015	TRANSOCEAN LTD.

By: /s/ Jill S. Greene
Authorized Person

Index to Exhibits

Exhibit
Number	Description

10.1	Employment Agreement between Transocean Ltd. and Ian C. Strachan dated April 15, 2015.